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                                                                      Exhibit 12

                               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (AMOUNTS IN THOUSANDS, EXCEPT RATIO DATA)

                                                                     FISCAL YEAR                             QUARTER ENDED
                                                 -----------------------------------------------------  -------------------------
                                                     1998       1999       2000      2001       2002      8/4/2002      8/3/2003
                                                 -----------------------------------------------------  -------------------------
Interest Expense                                    28,206     24,209     24,852    24,752     23,892       11,668        18,722

Appropriate Portion (1/3) of Rent Expense           24,178     23,056     23,737    25,380     26,281       15,229        17,201

                                                 -----------------------------------------------------  -------------------------
Fixed Charges                                       52,384     47,265     48,589    50,132     50,173       26,897        35,923
                                                 =====================================================  =========================

Pretax Income                                       15,742     25,880     48,215    16,688     46,306       10,972        10,624

Earnings Before Income Taxes and                 -----------------------------------------------------  -------------------------
    Fixed Charges                                   68,126     73,145     96,804    66,820     96,479       37,869        46,547
                                                 =====================================================  =========================

                                                 -----------------------------------------------------  -------------------------
Ratio                                                  1.3        1.5        2.0       1.3        1.9          1.4           1.3
                                                 =====================================================  =========================